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                                 Amendment No.1
                                       to
                        Administrative Services Agreement

                WHEREAS, The Manufacturers Life Insurance Company (U.S.A.) (now John Hancock Life Insurance Company (U.S.A.) ("John Hancock USA")) and The Manufacturers Life Insurance Company of New York (now John Hancock Life Insurance Company of New York ("JHNY")) are parties to an Administrative Services Agreement, effective the 1st day of January, 2001 (the "Agreement"); and

                WHEREAS, the parties wish to amend the Agreement to reflect the changes in their respective corporate names and to reflect consolidation of certain services under the Agreement as a result of the merger of The Manufacturers Life Insurance Company of North America with and into The Manufacturers Life Insurance Company (U.S.A.), which occurred effective
January 1, 2002.

                NOW, THEREFORE, John Hancock USA and JHNY agree as follows:

        1. All references in the Agreement to "The Manufacturers Life Insurance Company (U.S.A.)" are replaced by "John Hancock Life Insurance Company (U.S.A.)", and all references to "The Manufacturers Life Insurance Company of New York" are replaced by "John Hancock Life Insurance Company of New York".

        2.      Exhibits A of the Agreement is replaced by the attached Exhibit
                A.

        3.      All other provisions of the Agreement shall remain unchanged

        4.      This amendment shall take effect on ________________ 2005


                                        ----------------------------------------
                                        John Hancock Life Insurance Company
                                        (U.S.A.)


                                        ----------------------------------------
                                        John Hancock Life Insurance Company of
                                        New York

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                                    EXHIBIT A
                   I. Service Performed Directly by Provider:

A. John Hancock Life Insurance Company (U.S.A.) ("John Hancock USA")

        John Hancock USA has provided and will continue to provide the following services in connection with products issued by John Hancock Life Insurance Company of New York.

Services provided on a company-wide basis:

        1.      Legal Services pursuant to Section 5(f) - Legal support for all business units.
        2       Agent Licensing services pursuant to Section 5 (g).

Services provided to  the Individual Insurance Business Unit:

        3.      Marketing pursuant to Section 5(d).

Services provided to the Group Pension Business Unit:

        4.      Limited marketing pursuant to Section 5(d).

Services provided to the Individual Annuities Business Unit:

        5.      Underwriting and policy issuance services pursuant to Section
                5(a).
        6.      Policyowner services pursuant to Section 5(b).
        7.      Claims services pursuant to Section 5(c).
        8.      Telecommunications and Systems services pursuant to Section
                5(f)(ii).
        9.      Actuarial services pursuant to Section 5(f)(i).
        10.     Marketing pursuant to Section 5(d).

Services provided on an as requested or as needed basis:

        11.     Accounting services pursuant to Section 5(e).
        12.     Negotiation of banking, accounting, and treasury pursuant to
                Section 5(f) - John Hancock USA may assist in the negotiation of major financial arrangements including the lease of the Company premises in Valhalla, NY.
        13 Executive support pursuant to Section 5(f) - John Hancock USA officers provide executive support to the Company.
        14 Purchasing pursuant to Section 5(f)(iv) - Where it is advantageous for the Company, it participates in bulk purchases.
        15      Personnel and employee relations service pursuant to Section
                5(f)(iv).

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II.  Delegated Services

        As of the Effective Date of this agreement, the following affiliates are providing services pursuant to a delegation in accordance with Section 1 hereof:

A. The Manufacturers Life Insurance Company ("Manulife")

Manulife performs the following services relating to the Company's products

Services provided on a company-wide basis:  None

Services provided to a business unit or on a partial basis:

        1. Underwriting and policy issuance pursuant to Section 5(a), except for individual annuity products.
        2. Policyowner services pursuant to Section 5(b), except for individual annuity products.
        3. Claim services pursuant to Section 5(c) except for individual annuity products.
        4. Marketing services pursuant to Section 5(d) in connection with Group Pension products.
        5. Accounting services pursuant to 5(e), including statutory basis financial reporting and compliance monitoring as well as GAAP financial reporting.
        6.      Functional support services under 5(f).